UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2018

GRAN TIERRA ENERGY INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34018	98-0479924
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 900, 520-3 Avenue SW
Calgary, Alberta, Canada
T2P 0R3

(Address of Principal Executive Offices)

(Zip Code)

(403) 265-3221

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Information

Notes Offering

On February 1, 2018, Gran Tierra Energy Inc., a Delaware corporation (“Gran Tierra”), issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing that that its indirect, wholly-owned subsidiary, Gran Tierra Energy International Holdings Ltd. (“GTEIH”), intends to commence a private offering of senior notes due 2025 (the “Offering”).

This announcement shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state. The notes will not be registered under the Securities Act of 1933 or any state securities law and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act of 1933 and applicable state securities laws.

In connection with the Offering, Gran Tierra made the following disclosures:

Commodity Price Derivatives:

Subsequent to September 30, 2017, Gran Tierra entered into the following commodity price contracts:

Period and type of instrument	Volume (bopd)	Reference	Swap Price ($/bbl)	Purchased Call ($/bbl)
Swap: Jan. 1, 2018 to Dec. 31, 2018	2,500	ICE Brent	55.75	n/a
Swap: Jan. 1, 2018 to Dec. 31, 2018	500	ICE Brent	56.01	n/a
Swap: Jan. 1, 2018 to Dec. 31, 2018	500	ICE Brent	56.05	n/a
Swap: Jan. 1, 2018 to Dec. 31, 2018	1,000	ICE Brent	56.05	n/a
Swap: Jan. 1, 2018 to Dec. 31, 2018	500	ICE Brent	56.11	n/a
Participating Swap: Jan. 1, 2018 to Dec. 31, 2018	2,500	ICE Brent	50.00	54.10
Participating Swap: Jan. 1, 2018 to Dec. 31, 2018	1,000	ICE Brent	55.00	58.05
Participating Swap: Jan. 1, 2018 to Dec. 31, 2018	500	ICE Brent	55.00	58.07
Participating Swap: Jan. 1, 2018 to Dec. 31, 2018	1,000	ICE Brent	55.00	58.20

Foreign Currency Derivatives:

Subsequent to September 30, 2017, Gran Tierra entered into the following foreign currency contracts:

Period and type of instrument	Amount (Millions COP)	USD Equivalent (US$000)	Reference	Purchased Call (COP)	Sold Put (COP Avg)
Collars: Jan. 1, 2018 to Dec. 31, 2018	174,000	59,251	COP	3,000	3,107

Disposition of Peru Business

On December 18, 2017, Gran Tierra announced the closing of the sale of its Peru business (the “Peru Transactions”). Pursuant to the Peru Transactions, Sterling Resources Ltd. (“Sterling”) acquired all of the issued and outstanding shares of GTEIH’s wholly owned subsidiary that indirectly held all of Gran Tierra’s Peruvian assets in exchange for 187,250,000 common shares in the capital of Sterling (the “Sterling Common Shares”), plus or minus a cash-settled working capital adjustment. Immediately prior to the completion of Peru Transactions, GTEIH did not own any Sterling Common Shares. After giving effect to the Peru Transactions, GTEIH directly and indirectly holds 246,100,000 Sterling Common Shares representing approximately 45.77% of the Sterling Common Shares.

The divestiture is expected to allow Gran Tierra to focus on its core Colombian exploration, development, and production operations. Gran Tierra will evaluate its investment in Sterling from time to time and may, based on such evaluation, market conditions and other circumstances, increase or, subject to applicable escrow periods under the rules of the TSX Venture Exchange, decrease shareholdings as circumstances require through market transactions, private agreements, or otherwise.

In connection with the Peru Transaction, GTEIH, along with Gran Tierra Resources Limited (“GTRL”), entered into an investor rights agreement with Sterling, pursuant to which, inter alia, GTEIH and GTRL together have the right to nominate two directors to the board of Sterling, as well as certain demand and piggy-back registration rights and certain pre-emptive rights, subject to the terms and conditions set forth in the investor rights agreement. GTEIH and GTRL are prohibited from exercising voting rights over more than 30% of the issued and outstanding Sterling Common Shares. In addition, GTEIH entered into a carried interest and option agreement with Sterling and a Peruvian subsidiary, pursuant to which GTEIH has a 20% carried working interest in Block 107, located in the Ucayali basin in Peru, which interest may, at the option of GTEIH, either be converted to a non-carried working interest or be forfeited following the drilling of an exploration well in Block 107.

Risk Factors Supplement

As part of the filing of this Current Report on Form 8-K, Gran Tierra intends to supplement its risk factors, including those contained in its Annual Report on Form 10-K for the year ended December 31, 2016. The risk factors below should be considered together with the other risk factors described in Gran Tierra’s Annual Report on Form 10-K for the year ended December 31, 2016 and in its other filings with the Securities and Exchange Commission.

We hold a minority equity investment in Sterling and our chief executive officer and chief financial officer serve on the board of directors of Sterling. Our inability, or limited ability, to control the operations or management of Sterling may result in our receiving or retaining less than the amount of benefit we expect and could expose us or our executives to reputational harm.

We hold a minority equity investment in Sterling and our chief executive officer and chief financial officer serve on the board of directors of Sterling. Even though we are able to exercise influence as a minority equity investor in Sterling, our influence on Sterling is limited to our rights under the share purchase agreement and its annexes and Sterling’s charter and bylaws. Such limitations include a covenant by us not to exercise any voting rights associated with our shares in Sterling which exceed 30% of the issued and outstanding common shares of Sterling.

As a result, we may be unable to implement or influence Sterling’s business plan, assure quality control, or set the timing and pace of development. Our inability, or limited ability, to control the operations or management of Sterling may result in our receiving or retaining less than the amount of benefit we might otherwise expect to receive from such investment. We may also be unable, or limited in our ability, to cause Sterling to effect significant transactions such as large expenditures or contractual commitments, the development of properties, the construction or acquisition of assets or the borrowing of money. Service on the board of directors by our two senior executive officers will require time commitment and could expose them to liability in such role. If Sterling or its board of directors were to experience events that exposed them to liability or reputational harm, it could have an adverse effect on us or our senior executives, including a decline in the market price of our equity securities.

The recently enacted tax reform bill could affect our business and financial condition.

On December 22, 2017, the budget reconciliation act commonly referred to as the Tax Cuts and Jobs Act (the “Tax Act”) significantly revised U.S. federal corporate income tax law, including the creation of a one-time “transition tax” on untaxed accumulated earnings and profits of certain non-U.S. corporations. While our analysis of the Tax Act’s impact on our cash tax liability and financial condition has not identified any overall material adverse effect, we are still evaluating the effects of the Tax Act on us and there are a number of uncertainties and ambiguities as to the interpretation and application of many of the provisions in the Tax Act. In the absence of guidance on these issues, we will use what we believe are reasonable interpretations and assumptions in interpreting and applying the Tax Act for purposes of determining our cash tax liabilities and results of operations, which may change as we receive additional clarification and implementation guidance and as the interpretation of the Tax Act evolves over time. It is possible that the Internal Revenue Service could issue subsequent guidance or take positions on audit that differ from the interpretations and assumptions that we previously made, which could have a material adverse effect on our cash tax liabilities, results of operations and financial condition.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release issued by Gran Tierra dated February 1, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 1, 2018	GRAN TIERRA ENERGY INC.

	By:	/s/ Gary S. Guidry
		Name:	Gary S. Guidry
		Title:	President & Chief Executive Officer

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